ACCESS PHARMACEUTICALS, INC.


                        1995 Stock Option Plan
                        ----------------------
                      As amended, March 28, 1996



1.   Definitions.   As used in this 1995 Stock Option Plan of
Access Pharmaceuticals, Inc., the following terms shall have the following meanings:

Award means the grant or sale pursuant to the Plan of any Option or SAR.

Code means the Internal Revenue Code of 1986, as amended.

Committee means a committee comprised of two or more Directors of the Company, appointed by the Board of Directors of the Company, responsible for the administration of the Plan, as provided in
Section 4.

Company means Access Pharmaceuticals, Inc., a Delaware corporation.

Grant Date means the date on which an Option or SAR is granted, as specified in Section 7 or Section 10.

Incentive Option means an Option that satisfies the requirements of
Section 422 of the Code.

Market Value means the closing bid price, if available, or otherwise the mean between the high and low sale prices of Common Stock on the stock exchange or market on which Common Stock is primarily traded on the date as of which such value is being determined or, if there shall be no bid or sale on that date, the fair market value for a share of the Stock on such date shall be as determined by the Committee.

Nonstatutory Option means an Option that will not be treated as an Incentive Option.

Option means an option to purchase shares of the Stock granted under the Plan, which shall be either an Incentive Option, Nonstatutory Option or Stock Appreciation Right.

Option Agreement means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

Optionee means a person eligible to receive an Option, as provided in Section 6 or Section 10, to whom an Option shall have been granted under the Plan.

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Participant means any person to whom an Award shall have been granted.

Person means any individual, corporation, partnership or other person or entity, together with its "Affiliates" and "Associates"
(as defined in Rule 12b-2 under the Securities Exchange Act of
1934).

Plan means this 1995 Stock Option Plan of the Company, as amended.

Stock means the Common Stock, $.04 par value per share, of the Company.

Stock Appreciation Right means the right, pursuant to an Award granted under Section 11 below, to surrender to the Company all (or a portion) of an Option in exchange for an amount equal to the difference between (i) the Market Value, as of the date such Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Option (or such portion thereof) and (ii) the aggregate exercise price of such Option (or such portion thereof).

2. Purpose. The Plan is intended to encourage ownership of the Stock by employees, consultants and directors of the Company and its subsidiaries and is intended to provide additional incentive for them to promote the success of the Company's business. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Options granted hereunder are required to be or to remain Incentive Options.

3. Term of the Plan. Options under the Plan may be granted on or after September 14, 1995 but not later than September 14, 2005.

4. Administration. The Plan shall be administered by the Committee. No member of the Committee shall have received an Option during service on the Committee or during the one-year period preceding such service, other than an Option received pursuant to Section 10. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make the following determinations with respect to each Option to be granted by the Company to any employee of the Company or a subsidiary: (a) whether the Option will be an Incentive Option, Nonstatutory Option or Stock Appreciation Right; (b) the person to receive the Option; (c) the time of granting the Option; (d) the number of shares subject to the Option; (e) the option price; (f) the vesting period (if any) applicable to, and the term of, any Option; (g) the restrictions (if any) to be imposed upon transfer of shares of the Stock purchased by the Optionee upon the exercise of the Option; and (h) whether and under what circumstances an Option may be settled in cash or Stock. The Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determination on the matters referred to in this
Section 4 shall be conclusive.

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5.   Stock Subject to the Plan.  The Plan covers 2,000,000 shares of Stock, subject, however, to the provisions of Section 17. The number of shares purchased pursuant to the exercise of Options granted under the Plan and the number of shares subject to outstanding Options granted under the Plan shall be charged against the shares covered by the Plan; but shares subject to Options which terminated without being exercised shall not be so charged. Shares to be issued upon the exercise of Options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted.

6. Eligibility. An Incentive Option may be granted only to an employee of the Company or one or more of its subsidiaries. A Nonstatutory Option or Stock Appreciation Right may be granted to any person designated by the Committee. Any person who, within the meaning of Section 422(b)(6) of the Code, is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of a parent or subsidiary corporation thereof) shall be eligible to receive an Incentive Option only if the option price of such Incentive Option is at least 110% of the Market Value as of the Grant Date and the term of such Incentive Option is not more than five years.

7. Time of Granting Options. Subject to the provisions of the Plan, the granting of Options shall take place at the time specified by the Committee.

8. Option Price. Subject to the provisions of the Plan, the option price shall be determined by the Committee, but the option price for each Incentive Option shall be the Market Value on the Grant Date.

9. Maximum Size of Options. The aggregate Market Value of Stock for which Incentive Options become exercisable by an Optionee for the first time in any calendar year shall not exceed $100,000. To the extent that such aggregate Market Value exceeds $100,000, those Options intended to be Incentive Options shall be treated as Nonstatutory Options. For purposes of this Section 9, all Incentive Options granted to an Optionee by the Company shall be considered in the order in which they were granted, and the Market Value shall be determined as of each Grant Date. The maximum number of Options which may be granted in any fiscal year to any one individual is 500,000.

10.  Formula Awards.

10.1. Automatic Grants. On the date of each Annual Meeting of the Stockholders of Company, each Non-Employee Director (as defined below) serving as such on such date shall receive a Nonstatutory Option for the purchase of 6,667 shares of Stock. On the date that a Non-Employee Director is initially elected or appointed by the Board of Directors such Non-Employee Director shall receive a Nonstatutory Option to purchase 30,000 shares of Stock.

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                                  4

10.2. Term and Vesting. Each Option granted under Section 10.1 shall expire at the earlier of (i) 90 days after such Non-Employee Director no longer serves as a director of the Company or (ii) the end of ten years and one day after the Grant Date. Each Option shall be fully exercisable six (6) months after the Grant Date.

10.3. Non-Employee Director. For purposes of the grant of Options hereunder upon appointment, election or reelection to the Board of Directors, "Non-Employee Director" shall mean a member of the Board of Directors who is not an employee of the Company on the date of such election or reelection, as applicable.

11.  Stock Appreciation Rights.

11.1. Provision for Grant. Stock Appreciation Rights may be granted in conjunction with all or part of any Option granted under the Plan. In the case of a Nonstatutory Option, such rights may be granted either at or after the time of the grant of such Option.
In the case of an Incentive Option, such rights may be granted only at the time of the grant of such Option.

11.2. Termination. A Stock Appreciation right or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Option shall not be reduced until the number of shares covered by an exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right.

11.3. Manner and Effect of Exercise. A stock Appreciation Right may be exercised by an Optionee, in accordance with Section 11.4, by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Optionee shall be entitled to receive an amount determined in the manner prescribed in Section
11.4. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised.

11.4. Other Terms and Conditions. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions, and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem appropriate:

(a) Exercisability. Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate, if any, shall be exercisable in accordance with the provision of the Plan; provided, however, that a Stock Appreciation Right granted subsequent to the grant of the related Option shall not be exercisable during the first six months of

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                                   5

its term; and provided, further, however, that a Stock
Appreciation Right granted in connection with an Incentive Option may be exercised only if and when the market price of the Stock subject to the Incentive Option exceeds the exercise price of such Stock Option.

(b) Amount Payable. Upon the exercise of a Stock Appreciation Right, an Optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Market Value of one share of Stock over the option price per share specified in the related Option, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. The Committee shall determine the form of payment.

(c) Transferability. Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Option would be transferable under the Plan.


12. Exercise of Option. In order to exercise an Option, the Optionee shall give written notice of exercise to the Chief Financial Officer of the Company. The Optionee shall enclose a personal check equal to the option price or shares of Stock with a Market Value on the purchase date at least equal to the option price. The Company shall deliver or cause to be delivered to the Optionee a certificate for the number of shares then being purchased by him. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Optionee to take any action in connection with shares being purchased upon exercise of the Option, exercise of the Option and delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action. Each outstanding Option shall be reduced by one share for each share of the Stock purchased upon exercise of the option.

13. Purchase for Investment. Unless the shares to be issued upon exercise of an Option have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any Option unless the person who exercises the Option, in whole or in part, shall give a written representation to the Company, satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she is acquiring such shares as an investment and not with a view to, or for sale in connection with, the distribution of any such shares. Each certificate representing a share of Stock issued pursuant to the exercise of an Option may bear a reference to any investment representation made in accordance with this Section 13 and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to that Stock.

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14.  Withholding; Notice of Disposition of Stock Prior to
Expiration of Specified Holding Period.

14.1. Whenever shares are to be issued upon exercise of an Option, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements (whether so required to secure for the Company an otherwise available tax deduction or otherwise) if and to the extent required by law prior to the delivery of any certificate or certificates for such shares.

14.2. The Company may require as a condition to the issuance of shares covered by any Incentive Option that the person exercising the Option give a written representation to the Company, satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of those shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the person making the disposition remit to the Company an amount sufficient to satisfy those requirements.

15. Transferability of Options. Options shall not be transferable, otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee; provided, however, the Committee may grant Options that are transferable, without payment of consideration, to immediate family members of the Optionee or to trusts or partnerships for such family members. The Committee may also amend outstanding Options to provide for such transferability.

16. Reorganization of the Company. Notwithstanding any provisions of this Plan to the contrary, including those with respect to vesting contained herein, Options herein granted may be exercised (in the manner set forth herein) for the full number of shares covered upon the occurrence of any of the following events subsequent to the effective date of this Plan (other than pursuant to the currently contemplated merger of the Company and Access Pharmaceuticals, Inc.):

(a) any Person or Persons acting as a group, become(s) after the date of this Agreement the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of voting shares (or shares convertible into voting shares) representing 25% or more of the Company's then outstanding voting shares (or shares convertible into voting shares); or

(b) there shall be a sale of all, or substantially all, of the Company's assets, or the Company shall merge or consolidate with another corporation and the stockholders of the Company immediately prior to such transaction do not own, immediately after such transaction, stock of the purchasing or surviving corporation in

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                                   7

this transaction (or of the parent corporation of the purchasing or surviving corporation) possessing more than 50% of the voting power (for the election of Directors) of the outstanding stock of that corporation, which ownership shall be measured without regard to any stock of the purchasing, surviving or parent corporation owned by the stockholders of the Company before the transaction;

provided, however, the provisions of this Section which would otherwise be applicable, shall not apply to a merger or consolidation which does not change any voting securityholder's percentage ownership of the outstanding voting stock in any successor to the Company from the percentage of such stock beneficially owned by such holder in the Company prior to such merger or consolidation, and shall not apply to a transfer o fall or substantially all of the assets of the Company to a wholly-owned subsidiary of the Company.

17. Adjustment of Number of Shares. In the event of any stock dividend payable in the Stock or any split-up or contraction in the number of shares of the Stock occurring after the date of the agreement and prior to the exercise in full of the Option, the number of shares for which the Option may thereafter be exercised shall be proportionately adjusted. In case of any reclassification or change of outstanding shares of the Stock, shares of stock or other securities equivalent in kind and value to those shares which a holder would have received if he or she had held the full number of shares of the Stock subject to the Option immediately prior to such reclassification or change and had continued to hold those shares (together with all other shares, stock and securities thereafter issued in respect thereof) to the time of exercise of the Option shall thereupon be subject to the Option. Subject to the provisions of Section 16, in case of any consolidation or merger of the Company with or into another company or in case of any sale or conveyance to another company or entity of the property of the Company as a whole, the Option shall terminate and, to the extent that the value of the shares of stock, other securities or cash which a stockholder is entitled to receive for one share of Stock in connection with such transaction exceeds the option price of the Option, the Optionee shall be entitled to receive either cash or shares of stock or other securities equivalent in kind to the cash or those shares which a holder would have received if he or she had exercised the Option in full (to the extent then exercisable) and held the total number of shares of the Stock subject to such Option immediately prior to such consolidation, merger, sale or conveyance and with a value equal to such excess amount multiplied by the number of shares he or she would have received if he or she so exercised the Option at such time.
Subject to the provisions of Section 16, upon dissolution or liquidation of the Company, the Option shall terminate, but the Optionee (if at the time in the employ of the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the full extent not theretofore exercised. No fraction of a share shall be purchasable or deliverable, but in the event any adjustment of the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Common Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of the Stock of the nature contemplated by this
Section 17, the number of shares of the Stock available for the purpose of the Plan as stated in Section 5 shall be correspondingly adjusted.

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18.  Limitation of Rights in Option Stock.  The Optionee shall have no rights as a stockholder in respect of shares as to which his or her Option shall not have been exercised, certificates issued and delivered and payment as herein provided made in full, and shall have no rights with respect to such shares not expressly conferred by this Plan.

19. Stock Reserved. The Company shall at all times during the term of the Options reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan and shall pay all other fees and expenses necessarily incurred by the Company in connection therewith.

20. Purchase for Investment. The Optionee shall make such representations with respect to investment intent and the method of disposal of optioned shares as the Board of Directors of the Company may deem advisable in order to assure compliance with applicable securities laws.

21. Termination and Amendment of Plan. The Board of Directors of the Company may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable, provided, however, that, if required by applicable law with respect to a certain modification, the Board shall seek the approval of such modification by the holders of a majority of the outstanding Stock present or represented and entitled to vote at a meeting of the stockholders of the Company, and further provided, that the Board of Directors of the Company may not amend the Plan more than once in any six (6) month period so as to modify Section 10, except that the Board of Directors may make an amendment to Section 10 to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations under either such statute. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of that Optionee under that Option.

The undersigned, as Assistant Secretary of Access Pharmaceuticals, Inc. hereby certifies that the foregoing 1995 Stock Option Plan was adopted by the Board of Directors of the Company on September 14, 1995 and ratified by the stockholders of the Company on January 25, 1996, and was amended by the Board of Directors of the Company on March 28, 1996, such amendment being ratified by the stockholders of the Company on June 21, 1996.


                                          /s/ John J. Concannon III
                                         -------------------------
                                         John J. Concannon III
                                         Assistant Secretary